Exhibit 10.8

EQUIPMENT LEASE AGREEMENT

by and between

BAXTER HEALTHCARE CORPORATION, as Lessor

and

PHOTOGEN TECHNOLOGIES INC., as Lessee

June   , 2003

EQUIPMENT LEASE AGREEMENT

THIS EQUIPMENT LEASE AGREEMENT is made as of June   , 2003 by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation, and PHOTOGEN TECHNOLOGIES INC., a Nevada corporation.

1.                                       DEFINITIONS AND RULES OF CONSTRUCTION.  Unless the context shall otherwise require, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings specified below:

“Affiliate”:  with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Law”:  any Law that may apply to (i) Lessee or its properties and operations, (ii) the acquisition, operation, modification, maintenance, ownership, leasing or use, transport, relocation or disposal of the Equipment, or (iii) any transaction contemplated under any Lease Document, including in each case any Environmental Law, federal or state securities Law, commercial Law (pertaining to the rights and obligations of sellers, purchasers, debtors, secured parties, or to any other pertinent matter), zoning, sanitation, siting or building Law, energy, occupational safety and health practices Law or the Employee Retirement Income Security Act of 1974, as amended, and any Laws promulgated thereunder or related thereto.

“Basic Rent”:  the rental installments due from Lessee pursuant to Section 3(b) hereof on each Basic Rent Payment Date for the Term.

“Basic Rent Payment Date”:  June    , 2003, and the       day of each succeeding month, through and including May    , 2006.

“Business Day”:  any day, other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of California.

“Claims”:  claims, actions, suits, administrative proceedings, controversies, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees).

“Code”:  the United States Internal Revenue Code of 1986, as amended.

“Commencement Date:”  June    , 2003.

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Default”:  an event that, but for the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Early Purchase Date”:  the date, if any, designated in an Option Notice given by Lessee pursuant to Section 20 for Lessee’s exercise of the Purchase Option prior to the Term Expiration Date.

“Equipment”:  the property described on Schedule A attached hereto, together with all appliances, parts, instruments, accessories and furnishings that are from time to time incorporated in the Equipment, or having been so incorporated, are later removed therefrom, unless title thereto is expressly released by Lessor; all Software owned by Lessor; all contained raw materials, and contained lubricants or cleansers; and all replacements and substitutions of, and non-severable additions, improvements and accessions to any and all of the foregoing; and all books, records, maintenance logs and similar general intangibles relating thereto; and, when used in the context of Lessor’s title to the Equipment (whether relating to the creation, grant, perfection, release, priority, enforcement or application of proceeds thereof), shall also include all other property in which Lessor is granted a security interest hereunder or under the Rental Schedule.

“Environmental Laws”:  Laws relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability”:  any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Lessee or those Affiliates of Lessee that Lessee controls directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Event of Default”:  any event of default as specified in Section 16(a) of this Lease Agreement.

“Financing Statement”:  a financing statement on Form UCC-1 pursuant to the UCC.

“GAAP”:  generally accepted accounting principles, applied consistently.

“Governmental Authority”:  any federal, state, county, municipal, regional or other governmental authority, agency board, body, instrumentality or court, in each case either domestic or foreign.

“Hazardous Materials”:  all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature listed or regulated pursuant to any Environmental Law.

“Imposition”:  any title, recordation, documentary stamp or other license or other fees, taxes, assessments, charges or withholdings of any nature (together with any penalties or fines thereon) arising at any time upon or relating to the Equipment or to this Lease Agreement, or the delivery, acquisition, sale, purchase, ownership, use, operation, leasing, return or other disposition of such Equipment or upon the Rent payable thereunder, including but not limited to sales or use taxes, personal property taxes, privilege or excise taxes, franchise taxes, and ad valorem or value-added taxes, excluding, however, income taxes measured solely by the net income of Lessor or any Transferee, whether the same be assessed to Lessor (or any Transferee) or Lessee.

“Indebtedness”:  of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business not more than 90 days past due), (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, or such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

“Law”:  any law, rule, regulation, guidance, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, Permit or similar norm, decision or binding agreement issued, promulgated or entered into by any Governmental Authority.

“Lease Agreement”:  this Equipment Lease Agreement, as from time to time amended.

“Lease Documents”:  collectively, this Lease Agreement, and any and all instruments, documents, certificates and agreements delivered pursuant hereto.

“Lessee”: Photogen Technologies Inc., a Nevada corporation, and its successors and permitted assigns.

“Lessor”:  Baxter Healthcare Corporation, a Delaware corporation, and its successors and assigns.

“Lessor’s Cost”:  with respect to the Equipment set forth on Schedule A, the amount specified as such thereon.

“Lessor’s Lien”:  any Lien arising as a result of (i) Claims against Lessor not related to the transactions contemplated by this Lease Agreement, (ii) any act or omission of Lessor which is not related to the transactions contemplated by this Lease Agreement or is in violation of any of the terms of this Lease Agreement, (iii) Claims against Lessor with respect to Impositions or any Laws or Claims against which Lessee is not required to indemnify Lessor, (iv) Claims against Lessor arising out of any transfer by Lessor of all or any portion of the interests of Lessor in the Equipment or this Lease Agreement other than a transfer pursuant to the terms hereof;

provided, however, that any Lien which is attributable solely to Lessor and would otherwise constitute a Lessor’s Lien hereunder shall not constitute a Lessor’s Lien so long as (1) the existence of such Lien poses no material risk of seizure of the Equipment, (2) the existence of such Lien does not interfere in any way with the use or operation of the Equipment by Lessee pursuant to the terms hereof, and (3) Lessor is diligently contesting such Lien.  No lien of a Transferee will be deemed a Lessor’s Lien.

“Lien”:  any mortgage, pledge, lease, sublease, security interest, attachment, charge, encumbrance or right or claim of others whatsoever (including any conditional sale or other retention agreement).

“Lusk Facility”:  the building located at 6175 Lusk Boulevard, San Diego, California.

“Option Notice”:  as set forth in Section 20 of this Lease Agreement.

“Overdue Fee”:  an amount equal to 1-1/2% per month, or the highest rate permitted by Law, whichever is lower.

“Payment Dates”:  the Basic Rent Payment Dates and, if applicable, the Renewal Rent Payment Dates as set forth in the applicable Rental Schedule.

“Permit”:  any action, approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license, or other form of legally required permission, of or from a Governmental Authority.

“Permitted Lien”:  (a) Lessor’s and Lessee’s respective rights, titles and interests in the Equipment, (b) Liens for the benefit of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of Law and incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection and enforcement thereof (provided that the existence of such Lien while such negotiations or proceedings are pending does not involve any substantial risk (as determined by Lessor in its discretion) of the sale, forfeiture or loss of the Equipment, and for which adequate reserves have been provided in accordance with GAAP), and (c) Liens arising out of any judgments or awards against Lessee that have been adequately bonded to protect Lessor’s interest or with respect to which a stay of execution has been granted pending an appeal or a proceeding for review, except to the extent that they extend beyond the Term.

“Person”:  any individual, corporation, partnership, limited liability company, joint venture, or other legal entity or a Governmental Authority.

“Purchase Option”:  as set forth in Section 20 of this Lease Agreement.

“Purchase Option Price”:  as set forth in Section 20 of this Lease Agreement.

“Rent”:  collectively, the Basic Rent and the Supplemental Rent.

“Rental Schedule”:  Schedule A attached hereto.

“Software”:  the current version of any software used by Lessee in the operation of the Equipment.

“Stipulated Loss Value”:  with respect to each item of Equipment, the dollar amount set forth on Schedule A attached hereto.

“Supplemental Rent”:  all amounts, liabilities and obligations (other than Basic Rent) that Lessee assumes or agrees to pay to Lessor, including, without limitation, Stipulated Loss Value, Impositions, and payments constituting indemnities, reimbursements, expenses, the Overdue Fee and other charges payable pursuant to the terms of this Lease Agreement.

“Supplier”:  the manufacturer of the Equipment and each vendor in the chain of title of the Equipment.

“Supply Contract”:  any written contract from the Supplier of the Equipment or any item thereof, pursuant to which Lessor or any Person in the chain of title of the Equipment has purchased such Equipment (or item thereof).

“Tax Benefits” as set forth in Section 17 of this Lease Agreement.

“Tax Loss”:  as set forth in Section 17 of this Lease Agreement.

“Term”:  the period from and including the Commencement Date through and including the Term Expiration Date.

“Term Expiration Date”:  the third anniversary of the Commencement Date.

“Total Loss”:  for any item of Equipment, the occurrence of any of the following:  (i) the actual or constructive total loss of such item of Equipment; or (ii) the loss, disappearance, theft or destruction of such item of Equipment; or (iii) damage to such item of Equipment to such extent as shall make repair thereof uneconomical, or shall render any item of Equipment permanently unfit for normal use, for any reason whatsoever; or (iv) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such item of Equipment;

“Transfer”:  any transfer or other agreement pursuant to which Lessor or any Transferee has transferred or agreed to pay any Person the Rent, or a portion thereof, received from Lessee pursuant to a lease, which obligation may be secured by Lessor’s interest in this Lease Agreement and the Equipment.

“Transferee”:  any Person to whom Lessor or any subsequent transferee thereof has assigned any or all of its rights, obligations, title and/or interest under a Lease, including any Affiliate and any financial institution that may have provided financing to Lessor to acquire the Equipment or any item thereof.

“Unamortized Lease Balance”:  for an Early Purchase Date falling within the monthly period beginning on a date set forth on Schedule B attached hereto, the Unamortized Lease Balance is equal to the dollar amount set forth opposite such date on Schedule B.

“Uniform Commercial Code” or “UCC”:  the Uniform Commercial Code as in effect in the State of California or in any other pertinent jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however named) of any such other applicable version of the Uniform Commercial Code.

Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class.  Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time.  Any reference to Lessor or Lessee shall include their permitted successors and assigns.  Any reference to a Law or Permit shall also mean such Law or Permit as amended, superseded or replaced from time to time.  Unless otherwise expressly provided to the contrary in this Lease Agreement, all actions that Lessee takes or is required to take under this Lease Agreement or any other Lease Document shall be taken at Lessee’s sole cost and expense.

2.                                       LEASE.

Lessee hereby agrees to lease from Lessor, and Lessor agrees to lease to Lessee, the Equipment set forth and described on Schedule A to this Lease Agreement.  Lessee agrees that it shall, pursuant to the terms hereof, comply with all of the terms and conditions herein.

3.                                       TERM AND RENT; OBLIGATIONS UNCONDITIONAL.

(a)                                  The Equipment is leased for the Term, unless and until the Term of this Lease Agreement shall sooner terminate pursuant to the terms hereof.  The Term shall commence on the Commencement Date and shall expire at midnight on the Term Expiration Date.  Upon execution of this Lease Agreement, Lessee shall pay to Lessor, in lawful money of the United States, the sum of Seventy Five Thousand Dollars ($75,000.00), by wire transfer to Lessor’s account, which payment is in addition to, and will not be applied as a credit toward, Basic Rent, Supplemental Rent, or any other amount payable by Lessee hereunder.

(b)                                 Lessee shall pay to Lessor or an agent designated by Lessor or any Transferee in writing, in lawful money of the United States, on each Basic Rent Payment Date the sum of Ten Thousand, Five Hundred Dollars ($10,500.00) as fixed rent for the Equipment during the Term, by wire transfer to Lessor’s account or to such other Person’s account, as Lessor, from time to time, may designate in writing.

(c)                                  Lessee shall also pay to Lessor or an agent designated by Lessor or any Transferee in writing, in lawful money of the United States, all Supplemental Rent.  Supplemental Rent shall be paid when due or within 30 days following Lessor’s demand therefor if there is no due date therefor.  If Lessee shall fail to pay any Supplemental Rent, Lessor shall have the right to pay the same and shall have all rights, powers and remedies for reimbursement from Lessee with respect thereto as are provided herein (including, without limitation, Sections 14 and 15 hereof) or by Law in the case of non-payment of Basic Rent.  Lessee shall also pay to Lessor the Overdue Fee on all overdue Rent from the due date thereof until paid.  Lessee shall perform all of its obligations under this Lease Agreement at its sole cost and expense, and shall pay all Rent when due, without further notice or demand.

(d)                                 THIS LEASE AGREEMENT IS A NET LEASE AND LESSEE ACKNOWLEDGES AND AGREES THAT LESSEE’S OBLIGATION TO PAY ALL RENT AND OTHER SUMS PAYABLE HEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT DUE TO OR ALLEGED TO BE DUE TO, OR BY REASON OF, ANY PAST, PRESENT OR FUTURE CLAIMS THAT LESSEE MAY HAVE AGAINST LESSOR, ANY TRANSFEREE, THE SUPPLIER OF THE EQUIPMENT OR ANY PERSON FOR ANY REASON WHATSOEVER, INCLUDING WITHOUT LIMITATION, ANY LESSOR’S LIEN OR ANY DESTRUCTION OF THE EQUIPMENT.  EACH PAYMENT OF RENT SHALL BE FINAL AND IRREVOCABLE.

(e)                                  All Rent and other amounts payable under this Lease Agreement including all amounts payable under Section 18 hereof shall be payable notwithstanding the fact that an item of Equipment shall have suffered a Total Loss unless, pursuant to the provisions of Section 13 hereof, Lessor shall have received the Stipulated Loss Value with respect to any such item of Equipment.

4.                                       PERSONAL PROPERTY; TITLE AND LIENS.

(a)                                  Lessee covenants and agrees that the Equipment is, and shall at all times be and remain, personal or movable property and not fixtures.  If requested by Lessor, Lessee shall obtain prior to delivery of any item of Equipment or at any other time reasonably requested by Lessor, a certificate in form satisfactory to Lessor from all parties with a real property interest in the premises where the Equipment may be located waiving any Lien or Claim with respect to the Equipment.

(b)                                 During the Term of this Lease Agreement and until and unless Lessee acquires such Equipment pursuant to the terms of this Lease Agreement, Lessor shall be and remain the owner of and retain title to such Equipment. In furtherance thereof, to the extent that this Lease Agreement is not deemed to be a “true lease” and instead shall constitute a “lease intended as security” under Applicable Law, in order to secure the prompt payment and performance as and when due of all of Lessee’s obligations under each Rental Schedule and all other Indebtedness of Lessee to Lessor, whether now existing or hereafter arising, Lessee hereby grants to Lessor a first priority security interest in the Equipment leased hereunder together with all proceeds (cash and non-cash) thereof, including the proceeds of all insurance policies on the Equipment, and all books, records, disks, and related data processing software related thereto.  Lessee agrees that, with respect to the Equipment, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC.  Lessor shall be entitled to file a UCC-1 financing statement in the form of Schedule C attached hereto in connection with perfecting the security interest granted by Lessee to Lessor.

(c)                                  Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any of the Equipment, title thereto or any interest therein, except Permitted Liens and Lessor’s Liens.  Lessee shall notify Lessor within thirty (30) days in writing upon receipt of notice of any Lien affecting the Equipment in whole or in part, and shall, at its own cost and expense, defend Lessor’s title therein against all Persons holding or claiming to hold such a Lien on the Equipment; and any losses, expenses or costs suffered by Lessor as a result thereof shall be covered by Lessee’s indemnity in Section 18 hereof.

(d)                                 To the extent permitted by Law or by contract, Lessee shall, and does hereby, transfer and assign to Lessor all intellectual property rights to any Software that may be acquired by Lessee during the Term, all at Lessee’s sole cost and expense.

(e)                                  At all times, and at its sole cost and expense, Lessee shall cause appropriate Financing Statements and continuation statements to be recorded and filed and to be kept recorded and filed in such manner and in such places, shall pay all such recording, filing or other taxes, fees and other charges, and shall comply with all such statutes and regulations, as may be required by Applicable Law in order to establish, preserve, perfect and protect the title and interests of Lessor in the Equipment and the rights of Lessor thereunder.  Lessor may record or file as such a financing statement or statements, a carbon, photographic or other reproduction of this Lease Agreement.  Lessee hereby appoints Lessor its true and lawful attorney-in-fact with full power of substitution, in its name or in the name of Lessee or otherwise, for the sole benefit of Lessor but at the sole expense of Lessee to sign and file or record any Financing Statement or other document in order to perfect or protect Lessor’s rights and interests in the Equipment.

(f)                                    At all times, and at its sole cost and expense, Lessee shall cause applicable federal, state and other right-to-know reports, manifests and notices of releases or threats of release to be recorded and filed and to be kept recorded and filed in such manner and in such places, shall pay all such recording, filing or other Impositions, and shall comply with all such Laws, as may be required by Applicable Law.  Upon request, Lessee shall permit Lessor or its agent to inspect said reports, manifests and notices at all reasonable times during normal business hours of Lessee.

5.                                       INSTALLATION, DEINSTALLATION, MAINTENANCE, REPAIR AND INSPECTIONS.  At all times during the Term of this Lease Agreement, Lessee shall be solely responsible, at its own expense, for the delivery, installation, maintenance, repair, use, possession, operation, storage, deinstallation, decontamination, drayage, transport and disposal of the Equipment by a party reasonably acceptable to Lessor, and shall keep the Equipment in good repair, condition and working order, and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good repair, condition and working order, reasonable wear and tear excepted, all at the expense of Lessee.  Lessee shall not make or suffer to be made alterations to the Equipment which materially reduce its value.  All parts furnished and all additions made to the Equipment shall immediately upon the installation thereof be deemed part of the Equipment and become the property of Lessor subject to the terms of this Lease Agreement, unless any of the foregoing can be severed from the Equipment without materially decreasing its value.  At all times during the Term of this Lease Agreement, Lessee shall maintain at its own cost and expense in effect a comprehensive maintenance and servicing agreement with respect to each item of the Equipment with the Supplier or such other party as may be acceptable to Lessor.  Upon request and subject to such Person’s compliance with any clean room or other special procedures generally applicable to the Equipment, Lessee shall permit Lessor or its agent to inspect the Equipment at all reasonable times during normal business hours of Lessee and to inspect any documents and records, including maintenance records, relating to the Equipment and make abstracts or copies thereof.

6.                                       USE.  Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all Applicable Laws, insurance requirements and the operating and maintenance instructions of the Supplier.

7.                                       QUIET ENJOYMENT.  So long as no Event of Default has occurred and is continuing hereunder and subject to Section 6 hereof, Lessor warrants peaceful and quiet use and enjoyment of the Equipment by Lessee against acts of Lessor, any Transferee or any Person claiming through or under or acting on behalf of any Transferee.

8.                                       ACCEPTANCE, WARRANTIES, LIMITATION OF LIABILITY.

(a)                                  LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT:  THE EQUIPMENT, AND THE RIGHTS, TITLE AND INTEREST BEING CONVEYED HEREIN WITH RESPECT THERETO, ARE BEING CONVEYED AND DELIVERED TO LESSEE “AS IS” AND “WHERE IS” WITHOUT ANY RECOURSE TO LESSOR AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS, LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT THERETO, EITHER EXPRESS OR IMPLIED OR ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING (A) ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF, ARISING FROM OR IN (1) MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (2) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (3) QUALITY OF WORKMANSHIP OR THE PROVISIONS OF ANY SUPPLY CONTRACT WITH SUPPLIER OR (4) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR UNDER THE UCC OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING TITLE THERETO (INCLUDING ANY WARRANTY OF GOOD OR MARKETABLE TITLE OR FREEDOM FROM LIENS), FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW AND (B) ALL OBLIGATIONS, LIABILITY, RIGHTS AND REMEDIES, HOWSOEVER ARISING UNDER ANY APPLICABLE LAW WITH RESPECT TO THE MATTERS WAIVED AND DISCLAIMED, INCLUDING FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE EQUIPMENT, OR ANY LIABILITY OF LESSEE OR LESSOR TO ANY THIRD PARTY, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; all such risks, as between Lessor and Lessee, are to be borne by Lessee; Lessee acknowledges and agrees that the Equipment has been selected by Lessee on the basis of its own judgment, and Lessee has not asked for, been given or relied upon the skill or opinion of, or any statements, representations, guaranties or warranties by, Lessor or its agents or representatives in relation thereto.  Lessee understands and acknowledges that Lessor is not in the business of operating, transporting, disposing, manufacturing, assembling or supplying Equipment or otherwise in the business of being a vendor but is instead solely providing financial accommodations, including lease financing.  The Equipment is not to be used, and is not being acquired hereby, for use in any respect for Lessee’s or any other Person’s personal or family purposes and, as such, the Equipment does not constitute “consumer goods” as such term is defined under Applicable Law.

Lessor’s agreement to enter into this Lease Agreement is in reliance upon the freedom from liability or responsibility for the matters waived and disclaimed herein.  THE PROVISIONS OF THIS SECTION 8 HAVE BEEN NEGOTIATED BY LESSOR AND LESSEE AND, EXCEPT FOR ANY EXPRESS WARRANTIES MADE BY LESSOR IN THIS LEASE AGREEMENT, ARE INTENDED TO CONSTITUTE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS, GUARANTIES, OBLIGATIONS OR WARRANTIES OR LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT AND THE RIGHTS, TITLE AND INTEREST BEING CONVEYED HEREIN WITH RESPECT THERETO THAT MAY ARISE PURSUANT TO ANY APPLICABLE LAW NOW OR HEREAFTER IN EFFECT.

(b)                                 Lessor and Lessee agree that, provided that no Default or Event of Default has occurred and is continuing hereunder, Lessor:  (i) shall cooperate fully with Lessee with respect to the resolution of any Claims by Lessee against any Supplier with respect to an item of Equipment, in good faith and by appropriate proceedings at Lessee’s expense, (ii) subject to the initial proviso of this sentence, hereby licenses to Lessee, for and during the Term of this Lease Agreement, any applicable warranties, indemnities or other rights under any Supply Contracts (excluding any refunds or other similar payments reflecting a decrease in the value of any such Equipment, which amount shall be received by and paid to Lessor, and applied by Lessor to reduce Lessee’s obligations to pay Rent for such Equipment), and (iii) hereby authorizes Lessee to obtain all services, warranties or amounts from the Supplier of such Equipment to be used to repair such Equipment (and such amounts shall be used by Lessee to repair such Equipment).  Lessee understands, acknowledges and agrees that neither Supplier nor its salesmen or agents is an agent of Lessor or authorized to waive, alter or add to any provision of this Lease Agreement.

9.                                       REPRESENTATIONS AND WARRANTIES.  Lessee represents and warrants for the benefit of Lessor as of the date of acceptance of any item of Equipment for lease under this Lease Agreement:

(a)                                  Lessee is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified to do business and is in good standing in the jurisdiction(s) where the Equipment shall be located and has adequate corporate power and authority to enter into and perform the Lease Documents.

(b)                                 Each of the Lease Documents has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding agreement of Lessee enforceable in accordance with its terms.

(c)                                  The entering into and performance of each of the Lease Documents by Lessee shall not violate any Applicable Law or any provision of Lessee’s charter or bylaws or result in any breach of, or constitute a default under, or result in the creation of any Lien upon any assets of Lessee leased hereunder or on the Equipment pursuant to any instrument or Applicable Law to which Lessee is a party or by which it or its assets may be bound.

(d)                                 There are no pending or threatened actions or proceedings to which Lessee is a party, or otherwise affecting Lessee or the Equipment, before any Government Authority, which if determined against Lessee, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of, the Lease Documents.

(e)                                  Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of, the Lease Documents.

(f)                                    No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution, delivery or performance by Lessee of, or the consummation by Lessee of the transactions contemplated by, the Lease Documents.

(g)                                 With respect to the Equipment, under the Applicable Law of the state(s) in which such Equipment is to be located, such Equipment consists solely of personal property and not fixtures.

(h)                                 The financial statements of Lessee that have been provided to Lessor have been prepared in accordance with GAAP, and fairly present Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements.

(i)                                     The address of Lessee as set forth on the signature page hereof is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under any trade, assumed or fictitious name.  Lessee is a corporation formed under the laws of the State of Nevada.

(j)                                     With respect to the Equipment, no filing, recordation or registration of any document or instrument, including any Financing Statement, was or is necessary in order to cause Lessor to have good, valid and enforceable title and/or a first priority security interest with respect thereto.

(k)                                  Lessee has filed all tax returns which are required to be filed, and, if applicable, Lessee has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns, as a result of any matters raised by audits or for other causes known to Lessee.  Lessee knows of no basis for any material additional assessments with respect to any fiscal year subject to audit for which adequate reserves have not been established.

(l)                                     Lessee has obtained all Permits necessary to possess and use the Equipment in compliance with and as contemplated by this Lease Agreement.

(m)                               If requested by Lessor, Lessee shall provide to Lessor from time to time an opinion of counsel and other supporting documents to the foregoing effect and with respect to such other legal matters as Lessor may reasonably request and as related to the purposes of this Lease Agreement.

(n)                                 Lessee is the sole “Operator” and Lessor is not an “Operator”, as that term may be defined or used by Applicable Law, of the Equipment.

(o)                                 The Equipment is and will at all times be located at the Lusk Facility.

(p)                                 Lessee possesses all rights to the Software that are required for the operation and use of the Equipment and such rights extend through the Term Expiration Date.

10.                                 COVENANTS OF LESSEE.  Lessee covenants and agrees as follows:

(a)                                  Lessee shall furnish Lessor (i) within one hundred five (105) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statements of income and retained earnings and cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee; (ii) within forty five (45) days after the end of each quarter of Lessee’s fiscal year a balance sheet of Lessee as at the end of such quarter, and the related statement of income and retained earnings and cash flows of Lessee for such quarter, prepared in accordance with GAAP.  Lessee may discharge its obligations under this Section 10(a) by furnishing to Lessor within ten (10) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission.

(b)                                 Lessee shall execute and deliver to Lessor or Lessor’s designee upon Lessor’s request such further and additional documents, instruments and assurances as Lessor deems reasonably necessary (a) to acknowledge and confirm, for the benefit of Lessor or any Transferee, all of the terms and conditions of all or any part of this Lease Agreement and Lessor’s or Transferee’s rights with respect thereto, and Lessee’s compliance with all of the terms and provisions thereof, and (b) Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor or Transferee may require in order to more effectively carry out the intent and purpose of this Lease Agreement.

(c)                                  Lessee shall provide written notice to Lessor:  (i) thirty (30) days prior to any change in the name, address, or state of incorporation of Lessee; (ii) promptly upon the occurrence of any Default or Event of Default; (iii) of the commencement of proceedings under Federal bankruptcy laws or any other insolvency laws (as now or hereafter in effect) involving Lessee or any Person (other than Lessor) holding an interest in the Equipment; (iv) promptly upon Lessee becoming aware of (1) any alleged material violation of Applicable Law, or (2) any threatened or actual suspension, revocation or rescission of any Permit necessary for Lessee to be in compliance with the terms hereof; or (3) any pending or threatened Claim affecting the Equipment, in whole or in part, or Lessee’s ability to meet its obligations hereunder; and in each case shall proceed to remedy such situation and keep Lessor informed of all such action taken by Lessee to so do; (v) promptly upon receipt of the same, copies of all notices, certificates, documents and instruments received by Lessee which materially affect the Equipment or the Software; (vi) promptly after any of the Equipment becomes lost, stolen, destroyed, materially damaged or worn out; (vii) promptly after the termination of any license or right to use the Software; and (viii) thirty (30) days prior to any relocation of any item of Equipment from the Lusk Facility.

(d)                                 Lessee shall not attach or incorporate the Equipment to or in any other item of equipment or any realty in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment or realty.

(e)                                  Upon Lessor’s request, Lessee shall cause each principal item of the Equipment to be marked at all times, in a plain, distinct and legible manner, with the name of Lessor and any collateral Transferee, indicating their interest therein and the name of Lessee, indicating that it is the sole “Operator”, as that term may be defined by Applicable Law.

(f)                                    Lessee agrees not to claim any Tax Benefits with respect to any Equipment and agrees that it will (i) refrain from withholding, from payments made by Lessee to Lessor or any Transferee under any Lease Document, any Federal income tax under any section of the Code (including, without limitation, Section 1442) provided that Lessee receives from any Transferee that is a foreign corporation (and from Lessor, if Lessor is a foreign corporation) the statement described in Section 881(c)(2)(B)(ii) of the Code, and (ii) timely file all required information and other returns required under Federal income tax regulations implementing and interpreting Section 881(c) of the Code.

11.                                 ASSIGNMENT AND TRANSFER.

(a)                                  WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE SHALL NOT ASSIGN ANY OF ITS RIGHTS NOR DELEGATE ANY OF ITS OBLIGATIONS HEREUNDER, SUBLEASE THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANY PERSON OTHER THAN LESSEE.  No assignment or sublease, whether authorized in this Section 11 or in violation of the terms hereof, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder.

(b)                                 Lessor may transfer its rights, obligations, title and/or interest in the Equipment and each of the Lease Documents to one or more Transferees as collateral security or otherwise.  Lessee hereby acknowledges and agrees that in the event Lessor or such other Transferee has transferred its interest herein (i) no Transferee(s) shall be obligated to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease Agreement and Lessee agrees not to hold or attempt to hold such Transferee liable for any of Lessor’s obligations hereunder, and (ii) no such assignment shall relieve Lessor of its obligations hereunder unless specifically assumed by the Transferee.

(c)                                  Upon written notice from Lessor of a Transfer of an interest herein, Lessee shall promptly record such Transfer in its books and records, including the name(s) and address(es) of the Transferee(s) and Lessee agrees to deliver all consents, certificates, estoppels, opinions of counsel and other documents Lessor may reasonably request in connection with such Transfer prior to the scheduled dates thereof.  If and to the extent that Lessor has assigned any of its rights and/or obligations hereunder, from and after such date, all references herein to Lessor shall mean and include the Transferee.

(d)                                 LESSEE HEREBY WAIVES AS AGAINST ANY SUCH TRANSFEREE(S) OF LESSOR, ITS SUCCESSORS AND ASSIGNS, ANY CLAIM OR

DEFENSE THAT LESSEE MAY NOW OR HEREAFTER HAVE AS AGAINST LESSOR, WHETHER FOR BREACH OF THIS LEASE AGREEMENT, BREACH OF WARRANTY OR OTHERWISE.

12.                                 INSURANCE.  Commencing with the Commencement Date and until the Equipment has been returned to, and accepted by, Lessor in compliance with the terms of this Lease Agreement, Lessee shall procure and maintain insurance in such amounts and upon such terms and with such companies as Lessor and any collateral Transferee may approve, at Lessee’s expense, provided that in no event shall such insurance be less than the following coverages and amounts: (a) Worker’s Compensation and Employers Liability Insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits of $1,000,000 each occurrence, and Combined Single Limit Body Injury and Property Damage, $1,000,000 aggregate, where applicable; and (c) All Risk Physical Damage Insurance, including earthquake and flood, on each item of Equipment, in an amount not less than the greater of the Stipulated Loss Value of the Equipment or (if applicable) its full replacement value.  Lessor and any collateral Transferee shall be included as an additional insured and loss payee as its interest may appear.  Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee.  Lessee agrees to waive Lessee’s right and its insurance carrier’s rights of subrogation against Lessor for any and all loss or damage.  All policies shall be endorsed or contain a clause requiring the insurer to furnish Lessor and any collateral Transferee with at least thirty (30) days’ prior written notice of any material change, cancellation or non-renewal of coverage.  Prior to the Commencement Date, Lessee shall furnish Lessor and any collateral Transferee with a certificate of insurance or other evidence satisfactory to Lessor and any collateral Transferee that such insurance coverage is in effect, together with a copy of each such policy, if so requested by Lessor and any collateral Transferee, provided, however, that Lessor and any collateral Transferee shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof.  In case of failure of Lessee to procure or maintain insurance, Lessor and any collateral Transferee may at its option obtain such insurance, the cost of which will be paid by Lessee.  Lessee hereby irrevocably appoints Lessor and any collateral Transferee as Lessee’s attorney-to-fact to file, settle or adjust, and receive payment of claims under any such insurance policy and to endorse Lessee’s name on any checks, drafts or other instruments on payment of such claims.  Lessee further agrees to give Lessor and any collateral Transferee prompt notice of any damage to or loss of, the Equipment, or any item thereof.

13.                                 LOSS AND DAMAGE.  Lessee hereby assumes and shall bear the entire risk of loss, damage, theft or destruction, partial or complete, whether or not insured against, of the Equipment from any and every cause whatsoever from the date of delivery of the Equipment to Lessee.  No loss, damage, theft or destruction of the Equipment or any part thereof shall relieve Lessee of any obligation under this Lease Agreement, which shall continue in full force and effect.  In the event that an item of Equipment shall become subject to a Total Loss, Lessee shall inform Lessor and any collateral Transferee in writing in regard thereto within ten (10) days after such Total Loss and Lessee shall pay to Lessor, in cash, an amount equal to the Stipulated Loss Value thereof not later than thirty (30) days after the Total Loss; provided, however, that such amount shall be reduced if and to the extent that Lessor or any Transferee has received proceeds from the insurance required to be maintained by Lessee pursuant to Section 12 hereof as a result of such Total Loss, and Lessor agrees that if such insurance proceeds are paid to Lessor after Lessee has paid the Stipulated Loss Value in full, Lessor shall within ten (10) days thereafter reimburse to Lessee the proceeds thereof, such reimbursement not to exceed the Stipulated Loss Value amount paid by Lessee related to such Total Loss.  In no event will there by any abatement or other adjustment of the Basic Rent or any other amount payable hereunder by Lessee by reason of any Total Loss, notwithstanding that Lessor may have received the applicable Stipulated Loss Value in whole or in part.

14.                                 TAXES AND FEES.

(a)                                  Lessee shall file any necessary reports and returns for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor for, and agrees to indemnify and hold Lessor harmless from, all Impositions.

(b)                                 If any report, return or property listing relating to any Imposition is, by Law, required to be filed by, assessed or billed to or paid by, Lessor, Lessee shall do all things required to be done by Lessor (to the extent permitted by Law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects in relation thereto, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof; provided, however, that Lessor hereby unconditionally reserves the right to revoke such authorization and such revocation shall not affect Lessee’s indemnity or other obligations under this Lease Agreement, including, without limitation, this Section 14 and Section 18 hereof.  Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation.  An Imposition or claim therefor shall be paid by Lessee, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor in the Equipment or otherwise hereunder.  Provided that no Default or Event of Default has occurred and is then continuing, if Lessor obtains a refund of any Imposition that has been paid (by Lessee, or by Lessor and for which Lessor has been fully reimbursed by Lessee), Lessor shall promptly pay to Lessee the amount of such refund actually received net of any applicable taxes.  Lessee shall cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and shall, in preparing any report or return required by Law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor.  If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings (as above provided) for a reasonable period of time, Lessor at its option may do so pursuant to Section 15, in which event the amount so paid shall be payable by Lessee as Supplemental Rent as provided in Section 15.

(c)                                  The provisions of this Section 14 shall not apply to any Impositions (i) that Lessee is contesting in good faith, by appropriate proceedings and as otherwise permitted pursuant to the provisions of this Lease Agreement until the conclusion of such contest; except that Lessee’s right to contest any Imposition is conditioned upon the existence of such Imposition during any such contest not causing any material danger, as determined by Lessor in its reasonable discretion, of the sale, forfeiture or loss of the Equipment.

15.                                 LESSEE’S FAILURE TO PAY TAXES, INSURANCE, ETC.  Should Lessee fail to pay any Imposition or make any insurance or other payment or do any act required to be performed by Lessee as herein provided, Lessor shall have the right, but not the obligation and without releasing Lessee from any obligation hereunder, to make or do the same, and to pay, purchase, contest or compromise any Imposition that in the judgment of Lessor affects the Equipment, and, in exercising any such rights, incur any liability and expend whatever amounts in its reasonable discretion Lessor may deem necessary therefor.  All sums so incurred or expended by Lessor (including any penalty incurred as a result of Lessee’s failure to perform such obligation or make such payment) shall be due and payable by Lessee upon demand therefor and shall be payable as Supplemental Rent.

16.                                 DEFAULT AND REMEDIES.

(a)                                  The occurrence of any of the following events shall constitute an event of default hereunder, and shall permit Lessor to exercise the remedies provided in Section 16(b) below, including the termination of Lessee’s right to possession of the Equipment:

(i)                                     Lessee shall fail to make any payment of Basic Rent within five (5) days of the date when due or Supplemental Rent within ten (10) days of the date when due; or

(ii)                                  Lessee shall fail to obtain or maintain any insurance required under this Lease Agreement or a Lien (other than a Permitted Lien or Lessor’s Lien) shall be placed on any Equipment; or

(iii)                               Lessee shall fail to perform or observe any other covenant, condition or agreement under this Lease Agreement, and such failure shall continue for fifteen (15) days after notice thereof to Lessee; or

(iv)                              the removal or other relocation of any of the Equipment from the Lusk Facility; or

(v)                                 any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or

(vi)                              the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or businesses, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, which appointment shall remain unstayed for forty-five (45) days, or if Lessee suffers the entry of an order for relief under Title 11 of the United States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors; or

(vii)                           Lessee shall fail to perform or observe any of its obligations for the benefit of Lessor under the Agreement Re Retained Equipment of even date herewith; or

(viii)                        Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise; or

(ix)                                An event of default shall occur under Lessee’s lease of the Lusk Facility; or

(x)                                   Lessor shall determine, in its sole discretion and in good faith, that there has been a material adverse change in the financial condition of the Lessee since the date of this Lease Agreement, or that Lessee’s ability to make any payment hereunder promptly when due or otherwise comply with the terms of this Lease Agreement or any other agreement between Lessor and Lessee is impaired.

(b)                                 Upon the occurrence of an Event of Default, Lessor may, in its sole discretion, exercise one or more of the following remedies with respect to any or all of the Equipment:

(i)                                     cause Lessee to promptly return, at Lessee’s expense, any or all Equipment to such location as Lessor may designate anywhere in the continental United States in accordance with the terms of Section 19 of this Lease Agreement, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor’s gross negligence or willful misconduct; (ii) sell any or all Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee; (iii) remedy such default, including making repairs or modifications to the Equipment, for the account and expense of Lessee, and Lessee agrees promptly to reimburse Lessor for all of Lessor’s costs and expenses; (iv) by written notice to Lessee, terminate this Lease Agreement, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of Lessor’s bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Equipment, calculated as of the next preceding Payment Date; (v) immediately collect any and all Rent and other amounts then due and owing to Lessor under this Lease Agreement, together with the Overdue Fee, if applicable; and (vi) exercise any other right or remedy which may be available to Lessor under Law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys’ fees and court costs. Notice of Lessor’s intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever are hereby waived by Lessee and any endorser, guarantor, surety or other party liable in any capacity for any of Lessee’s obligations under or in respect of this Lease Agreement.  No remedy referred to in this Section 16 shall be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.  Termination under this Section 16 shall not affect the Lessee’s duty to perform Lessee’s obligations hereunder to Lessor in full.

Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorneys’ fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

The exercise or pursuit by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise or pursuit by Lessor of any or all such other remedies, and all remedies hereunder shall survive termination of this Lease Agreement.  Lessee agrees that in connection with any disposition of the Equipment, to the extent Lessor is required to give Lessee notice, fourteen (14) days notice shall be deemed sufficient notice.  In the event Lessor takes possession and disposes of the Equipment, the proceeds of any such disposition shall be applied in the following order: (1) to Lessor’s costs, charges and expenses incurred in taking, removing, holding, storing, insuring, maintaining, repairing and selling, leasing or remarketing the Equipment; (2) to the extent not previously paid by Lessee, to pay Lessor for any damages then remaining unpaid hereunder; (3) to reimburse Lessee for any Stipulated Loss Value paid by Lessee to Lessor hereunder; and (4) the balance, if any, shall be retained by Lessor.

17.                                 TAX INDEMNITY.

(a)                                  This Lease Agreement has been entered into on the basis and assumption that Lessor (including any Transferee) shall be entitled to the deductions, credits and other tax benefits (the “Tax Benefits”) as are provided by federal, state and local Law to an owner of tangible personal property for federal income tax purposes.

(b)                                 If Lessor (or any Transferee) shall not have or shall lose the right to claim, or if there shall be disallowed or recaptured with respect to Lessor, all or any portion of the Tax Benefits (in each case, a “Tax Loss”), then within thirty (30) days after written notice to Lessee by Lessor that a Tax Loss has occurred, Lessee shall pay Lessor an amount which, after deduction of all taxes (plus any associated interest, penalties and additions to tax) required to be paid by Lessor with respect to the receipt of the amount, will cause Lessor’s net after-tax return over the Term of this Lease Agreement in respect of the Equipment to equal the net after-tax return that would have been available but for the Tax Loss; provided, however, in no event shall Lessor be responsible for any Tax Loss resulting from the termination of that certain Equipment Lease dated as of May 29, 2001 between Lessor and Alliance Pharmaceutical Corp.

(c)                                  For purposes of this Section 17, a Tax Loss shall occur upon the earliest of (i) the happening of any event (such as a disposition or change in use of any Equipment) which may cause a Tax Loss, (ii) the payment by Lessor to the Internal Revenue Service or other tax collection agency of the tax increase resulting from a Tax Loss, or (iii) the adjustment of the tax return of Lessor to reflect a Tax Loss.

(d)                                 For purposes of this Section 17, the term “Lessor” shall include any affiliated group (within the meaning of Section 1504 of the Code) of which Lessor is a member for any year in which a consolidated income tax return is filed for the affiliated group.

(e)                                  All of the Lessor’s rights and privileges arising from the indemnities contained in this Section 17 shall survive the expiration or earlier termination of this Lease Agreement.

18.                                 INDEMNITY.

(a)                                  Lessee agrees to indemnify, defend, and hold harmless, Lessor, any Transferee and their respective officers, directors, partners, shareholders, agents and employees, from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of Lessor or any Transferee), arising on account of (a) any breach or default by Lessee of any representation, warranty, covenant or agreement made in this Lease Agreement; (b) this Lease Agreement or any other Lease Documents; or (c) the Equipment, or any item or part thereof, including, without limitation, any loss or damage of or to the Equipment, the manufacture, selection, ordering, purchase, acquisition, shipment, delivery, installation, acceptance, possession, maintenance, leasing, furnishing, use, condition, ownership, titling, registration, operation, performance or control, return, rejection, abandonment or other disposition of any item of Equipment, including without limitation, the existence of patent or latent and other defects in the Equipment (whether or not discoverable or discovered by Lessor or Lessee) or any Claims based on absolute tort liability or warranty or any patent, trademark of copyright infringement of any item of Equipment or any loss of use or loss of business or other consequential damage whether or not resulting from the foregoing.  LESSOR SHALL NOT BE LIABLE FOR INJURIES TO PERSONS OR DAMAGE TO PROPERTY UNDER ANY THEORY OF STRICT LIABILITY, AND LESSEE SHALL INDEMNIFY AND SAVE LESSOR HARMLESS FROM ANY OF THE FOREGOING AND ALL COSTS AND EXPENSES IN DEFENDING THE FOREGOING.  Lessor shall give Lessee prompt notice of any Claim or liability hereby indemnified against and shall be entitled to (but will not be required to) participate in the defense thereof.

(b)                                 Without limitation of the foregoing, Lessee agrees to indemnify, defend, and hold harmless, Lessor, any Transferee and their respective officers, directors, partners, shareholders, agents and employees, from and against any and all Claims arising on account of any actual, alleged presence, or release or threatened release of Hazardous Materials on or from any property owned or operated by Lessee or any Affiliate, or any property on which the Equipment may be located for any Environmental Liability related in any way to Lessor or any Affiliate.

(c)                                  The foregoing indemnity shall continue in full force and effect and shall survive the expiration or termination of this Lease Agreement.

19.                                 RETURN OF EQUIPMENT.

(a)                                  If this Lease Agreement shall not have been earlier terminated or Lessee shall not have exercised the Purchase Option and Lessee intends to return the Equipment to Lessor on the Term Expiration Date, then Lessee shall give written notice (a “Return Notice”) to Lessor on that date which shall be six (6) months prior to the expiration of the Term that it intends to return the Equipment to Lessor on such date.  If, pursuant to subparagraph (c) below, this Lease Agreement has been automatically extended, then Lessee shall continue to be obligated to deliver the Return Notice to Lessor in the manner (including by the date) required hereby with respect to the new date of expiration of the Term.

(b)                                 Upon any such expiration (or any earlier termination) of the Term with respect to any Equipment, Lessee shall: (i) return the Equipment to such locations and in  the manner designated by Lessor within the continental United States, including, as reasonably required by Lessor, securing arrangements for the disassembly, de-installation, de-contamination (if necessary), packing for shipment in accordance with the Supplier’s recommendations by an authorized representative of the Supplier of the Equipment or other Person who shall be a licensed hazardous materials transporter authorized by Lessor, shipment with all parts and pieces on a carrier designated or approved by Lessor, and then reassembly (including, if necessary, repair and overhaul) by such representative at the return location in the condition the Equipment is required to be maintained by this Lease Agreement and in such condition as will make the Equipment immediately able to perform all functions for which the Equipment was originally designed (or as upgraded during the Term) to its full rated capacity, and immediately qualified for the Supplier’s (or other authorized servicing representative’s) then-available service contract or warranty; without limitation, all process fluids and/or gasses will be purged and properly disposed of and secured in accordance with the Supplier’s recommendations and Applicable Laws and further without limitation all Equipment shall be returned together with all cards, holograms and codes or process controls necessary to operate the Equipment; (ii) provide to Lessor (A) a detailed inventory of the Equipment (including the model and serial number of each major component thereof) consistent with the information provided on the Rental Schedule and details of any engineering level changes; and (B) a complete and current set of all documentation originally provided with the equipment such as manuals, blue prints, process flow diagrams, equipment configuration diagrams, and maintenance records including documentation for any alterations or modifications that have occurred and which remain on the Equipment; (iii) cause the Equipment to qualify for all applicable Permits necessary for its operation for its intended purpose and to comply with all specifications and requirements of Applicable Laws; (iv) to the extent permitted by Law or by contract, transfer and assign to Lessor all licenses and other rights to all Software licensed by Lessee and, upon Lessor’s request, grant to Lessor a non-exclusive, perpetual, transferable, worldwide license of any Software owned by Lessee on customary terms and conditions; (v) upon Lessor’s request, provide suitable storage, acceptable to Lessor, for a period not to exceed 180 days from the date of return; (vi) cooperate with Lessor in attempting to remarket the Equipment, including display and demonstration of the Equipment to prospective purchasers or lessees, and allowing Lessor to conduct any private or public sale or auction of the Equipment on Lessee’s premises.  In addition, upon the request of Lessor, Lessee shall, not later than ninety (90) days prior to the expiration or other early termination of the Term of this Lease Agreement, provide a certification of the Supplier or a maintenance provider acceptable to Lessor that the Equipment has been tested and is operating in accordance with the Supplier’s specifications (together with a report detailing the condition of the Equipment), together with the results of such test(s) and inspections(s), and all repairs that were performed as a result of such test(s) and inspections(s), and that the Equipment qualifies for the Supplier’s equipment maintenance program, if such program exists, and upon the request of Lessor, Lessee shall, no later than one hundred twenty (120) days prior to the expiration or other early termination of the Term of this Lease Agreement, make the Equipment available for on-site operational inspection by Persons designated by Lessor who shall be duly qualified to inspect the Equipment in its operational environment, at a mutually convenient time.  Lessee shall bear all risk of operation, transport, disposal or loss until the Equipment is delivered to Lessor or its designee.

(c)                                  In the event that Lessee fails to deliver to Lessor the Return Notice as set forth above or the Lessee fails to return the Equipment in full compliance with the terms hereof on the applicable date, Lessee and Lessor agree that this Lease Agreement shall be automatically extended for a period of three (3) months on all of the terms and conditions set forth herein, except that the Base Rent in shall be an amount equal to one hundred percent (100%) of the Base

Rent during the Term.  Additional failures as aforesaid shall result in successive automatic extensions of this Lease Agreement as aforesaid.

(d)                                 All costs incurred in connection with any of the foregoing shall be the sole responsibility of Lessee.  In addition, Lessee shall pay or reimburse Lessor and any transferee of its rights in the Equipment, including any lessee thereof, for any license or transfer fees and any certification or similar fees or charges imposed by the Supplier or any owner or manufacturer of the Software in connection with the use of the Equipment and Software after return thereof.  Notwithstanding subsection (c) hereof, if Lessor shall be unable to acquire by license or otherwise all Software necessary for the operation of the Equipment in the manner described in subsection (d) hereof, then such failure shall be deemed to be an Event of Default hereunder and Lessor shall have all of the rights and remedies as set forth in Section 16 hereof.

(e)                                  In the event any of the Equipment has become subject to a Total Loss, and/or is for any other reason not returned to Lessor at the expiration of the term hereof, Lessee shall pay to Lessor an amount equal to the Stipulated Loss Value of such Equipment; provided, however, that Lessee shall not be obligated to make such payment, to the extent that Lessor has previously received all or part of the Stipulated Loss Value pursuant to Section 13 above.

20.                                 PURCHASE OPTION.

(a)                                  If no Default or Event of Default shall have occurred and be continuing, and this Lease Agreement shall not have been earlier terminated, Lessee shall have the option to purchase (the “Purchase Option”) all, but not less than all, of the Equipment on the Term Expiration Date (or, if applicable, the Early Purchase Date), for an amount, payable in immediately available funds on the Term Expiration Date (or, if applicable, the Early Purchase Date), equal to: (a) all Rent and other amounts due and owing under this Lease Agreement from the Commencement Date through the Term Expiration Date (or, if applicable, the Early Purchase Date); plus (b) all Impositions due or payable in connection with the sale of the Equipment to Lessee; plus (c) the Purchase Option Price.  Upon receipt of the foregoing amounts, Lessor shall convey all of its right, title and interest in and to the Equipment to Lessee on the Term Expiration Date (or, if applicable, the Early Purchase Date), on an “AS-IS,” “WHERE-IS” BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, and without recourse to Lessor, except that the Equipment shall be free and clear of all Lessor’s Liens.

(b)                                 If Lessee intends to exercise the Purchase Option on the Term Expiration Date, Lessee shall give written notice to Lessor (the “Option Notice”) not less than six (6) months and not more than nine (9) months prior to the Term Expiration Date.  If Lessee intends to exercise the Purchase Option on a date prior to the Term Expiration Date, Lessee shall give the Option Notice to Lessor, which notice shall identify the Early Purchase Date, at least three business days prior to the Early Purchase Date.  Any Option Notice shall be irrevocable.

(c)                                  If Lessee has elected to exercise the Purchase Option on the Term Expiration Date, then the “Purchase Option Price” shall be Three Hundred Six Thousand, Twenty Dollars ($306,020.00).  If Lessee has elected to exercise the Purchase Option on an Early Purchase Date, then the “Purchase Option Price” shall be the sum of (i) Three Hundred Six

Thousand, Twenty Dollars ($306,020.00), plus (ii) the Unamortized Lease Balance as of such Early Purchase Date.

21.                                 MISCELLANEOUS.

(a)                                  Any notice required or permitted to be given by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered by hand (including delivery by an overnight delivery service) or by facsimile transmission to such party at the address as set forth on the signature page hereof (or at such other address as such party shall specify to the other party in writing).

(b)                                 No delay or omission to exercise any right or remedy accruing to Lessor upon any breach or default of Lessee shall impair any such right to remedy or be construed to be a waiver of any such breach or default; nor shall any waiver of any single breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval on the part of Lessor of any breach or default under this Lease Agreement or, of any provision or condition hereof, must be in writing and shall be effective only to the extent in such writing specifically set forth.  All remedies, either under this Lease Agreement or by Law or otherwise afforded to Lessor, shall be cumulative and not exclusive.

(c)                                  Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights hereunder, including without limitation, reasonable attorneys’ fees and costs, consultant fees, appraisal fees, remarketing fees, costs of repossession, transport, storage, insuring, re-leasing and selling of the Equipment, together with the Overdue Fee with respect to all such amounts from Lessor’s payment thereof until its receipt of reimbursement from Lessee.

(d)                                 The obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God, fires, storms, accidents, or any cause whatsoever not within the sole control of Lessor.

(e)                                  THIS LEASE AGREEMENT MAY NOT BE TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN.  This Lease Agreement may be modified only by a written agreement duly signed by Persons authorized to sign agreements on behalf of Lessor and Lessee, and any variance from the terms and conditions of this Lease Agreement in any order or other notification form Lessee, written or oral, shall be of no effect.  LESSEE ACKNOWLEDGES THAT IT HAS READ THIS LEASE AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.  FURTHER, LESSEE AGREES THAT THIS LEASE AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THIS LEASE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR PRIOR AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS LEASE AGREEMENT.

(f)                                    This Lease Agreement and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and its successors and permitted assigns.

(g)                                 The headings of the sections hereof are for convenience of reference only, are not a part of this Lease Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(h)                                 THIS LEASE AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  LESSOR AND LESSEE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE CALIFORNIA STATE AND FEDERAL COURTS LOCATED IN CALIFORNIA, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OVERALL TRANSACTION EVIDENCED BY THE LEASE DOCUMENTS, LESSOR AND LESSEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURTS, OR TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURTS.  LESSOR AND LESSEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING, LESSOR AND LESSEE HEREBY WAIVE ANY RIGHTS EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ACTIONS OR PROCEEDINGS BROUGHT IN RESPECT OF THE LEASE DOCUMENTS.

(i)                                     Should any section or any part of a section within this Lease Agreement be rendered void, invalid or unenforceable by any court or Law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other section or part of a section in this Lease Agreement.

(j)                                     Lessee agrees to execute such documents and take such further actions as Lessor may reasonably request in order to assure Lessor the full benefit of the rights granted Lessor hereunder.

22.                                 ADDITIONAL PROVISIONS.  Schedules A, B and C attached hereto, including any schedules or exhibits attached thereto, are hereby incorporated by reference.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Agreement to be duly executed, all as of the date first above written.

LESSOR:

BAXTER HEALTHCARE CORPORATION, a Delaware corporation

By:	/s/ James E. Carne
	Name:	James E. Carne
	Title:	President—Anesthesia and Critical Care

Baxter Healthcare Corporation
Route 120 and Wilson Road
Round Lake, IL 60073
Attn: James E. Carne

LESSEE:

PHOTOGEN TECHNOLOGIES INC., a Nevada corporation

By:	/s/ Brooks Boveroux
	Name:	Brooks Boveroux
	Title:	Chief Financial Officer

Photogen Technologies, Inc.
140 Union Square Drive
New Hope, PA 18938
Attn: Brooks Boveroux, Chief Financial Officer

Schedule 1 to Schedule C